Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Simwon America Corp:

We hereby consent to the inclusion in this Registration Statement of Simwon America Corp. (the “Company”) of our report dated September 18, 2026 except for Note 8, as to which the date is October 6, 2026 with respect to our audits of the Company’s financial statements as of and for the years ended June 30, 2026 and 2025.

We also consent to the reference to our Firm under the caption “Experts” in such prospectus.

/s/ TAAD LLP

Diamond Bar, California

October 9, 2026